Exhibit 99.1

News Release	Advance Auto Parts
5008 Airport Road
Roanoke, VA 24012

Laurie Stacy
Media Contact
t: 540-561-1206
e: laurie.stacy@advanceautoparts.com

Zaheed Mawani
Investor Contact
t: 919-573-3848
e: zaheed.mawani@advanceautoparts.com

Advance Auto Parts Names Jeffrey Shepherd Chief Accounting Officer
Proven Executive with Extensive Finance and Auto Industry Expertise to
Lead Accounting Function

ROANOKE, Va., March 1, 2017 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers, announced that Jeffrey (Jeff) Shepherd has been appointed Senior Vice President, Corporate Controller and Chief Accounting Officer, effective today, March 1, 2017.

Mr. Shepherd, 44, brings more than 23 years of experience in accounting and finance to Advance Auto Parts. Mr. Shepherd joins Advance from General Motors (GM), where he served as Controller for General Motors Europe since 2015. Prior to that role, he served as Director - Consolidation and SEC Reporting, and Director - Analysis and Reporting with GM. Before joining GM, Mr. Shepherd served in a variety of leadership roles with Ernst & Young.

“I am excited to have Jeff join Advance. His extensive accounting experience and financial acumen, particularly within the automotive industry, will be valuable assets to the Company as we move forward with executing our strategic business plan,” said Tom Okray, Chief Financial Officer.

Mr. Shepherd said, "I look forward to joining the Advance team and contributing to the Company's strategic objectives. I am excited to be part of a great team of finance professionals and to lead the accounting function as we execute a well-defined roadmap."

Jeff Shepherd Biography
Mr. Shepherd joins Advance Auto Parts from General Motors, which he joined in 2010 as Director, Analysis and Reporting. In June 2013, Mr. Shepherd became Director, Consolidation and SEC Reporting, where he implemented process improvement measures to reduce time to close and report results internally and externally. In July 2015, he became Controller - General Motors Europe, where he led a team of over 100 professionals and improved the structure of the regional Controllership function, improving processes and responsibility over the accounting, reporting and controls functions. Prior to joining General Motors in 2010, Mr. Shepherd held various leadership positions at Ernst & Young, including Advisory Services

Partner and Assurance and Advisory Services Senior Manager in San Francisco, Zurich, Switzerland, and Detroit. Mr. Shepherd earned a bachelor’s degree in business administration with accounting emphasis from Central Michigan University.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 31, 2016, Advance operated 5,062 stores and 127 WORLDPAC branches and employed 74,000 Team Members in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The company also serves approximately 1,250 independently owned Carquest branded stores across these locations in addition to Mexico and the Bahamas, Turks and Caicos, British Virgin Islands and Pacific Islands. Additional information about the Company, employment opportunities, customer services, and on-line shopping for parts, accessories and other offerings can be found on the Company's website at www.AdvanceAutoParts.com.

Forward Looking Statements
Certain statements contained in this release are forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These forward looking statements include, but are not limited to, key assumptions for 2017 financial performance including adjusted operating income; statements regarding expected growth and future performance of Advance Auto Parts, Inc. (AAP), including store growth, capital expenditures, comparable store sales, gross profit rate, SG&A, adjusted operating income, free cash flow, income tax rate, General Parts integration costs and adjusted operating income rate targets; expectations regarding leadership changes and their impact on the company’s strategies, opportunities and results; statements regarding enhancements to shareholder value; statements regarding strategic plans or initiatives, growth or profitability; and all other statements that are not statements of historical facts. These forward-looking statements are subject to significant risks, uncertainties and assumptions, and actual future events or results may differ materially from such forward-looking statements. Such differences may result from, among other things, AAP’s ability to implement its business and growth strategy; ability to attract, develop and retain executives and other employees; changes in regulatory, social and political conditions, as well as general economic conditions; competitive pressures; demand for AAP’s products; the market for auto parts; the economy in general; inflation; consumer debt levels; the weather; business interruptions; information technology security; availability of suitable real estate; dependence on foreign suppliers; and other factors disclosed in AAP’s 10-K for the fiscal year ended December 31, 2016 and other filings made by AAP with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. AAP intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them as more information becomes available.